KNBT BANCORP, INC.

Executive Annual Incentive Plan
(as Amended and Restated)

I. Purpose

The Board of Directors of KNBT Bancorp, Inc. (the “Company”) has established this Executive Annual Incentive Plan (“AIP” or “Plan”) to advance the interests of the Company. The purpose of the AIP is to drive performance to meet and exceed goals and to promote a culture of achievement. Through payment of incentive compensation beyond base salaries, the AIP provides rewards for meeting and exceeding Company goals for participants. Its primary objectives include:

a.	Support Recruitment and Retention

i)	Provide superior earnings opportunities for superior results

ii)	Attract and keep entrepreneurial attitudes

iii)	Optimize retention of executives through periods of growth and strategic change

b.	Promote an Energetic, Innovative, Entrepreneurial Culture

i)	Emphasize variable, performance-based compensation

ii)	Maintain an incentive to provide meaningful portion of total cash earnings opportunity for participating executives

II.	Effective Date

a.	The Executive AIP will be effective as of January 1, 2005.

III.	Definitions

a.	Board of Directors (“Board”): The Board of Directors of the Company

b.	CEO: Chief Executive Officer of the Company as designated by its bylaws, and any other title bestowed upon him or her by the Board.

c.	CFO: Chief Financial Officer and Treasurer of the Company as designated by its bylaws and any other title bestowed upon him or her by the Board.

d.	Company-Wide Plan Targets: Targets made up of quantitative Measures and Goals used to determine the amounts of bonuses paid. Quantitative measures may be:

i)	Profit related, as in Net Income or Earnings Per Share,

ii)	Profitability related, such as Return on Equity, Return on Assets or Net Interest Margin,

iii)	Productivity related, such as Efficiency Ratio,

iv)	Growth related, such as Loan Growth, Asset Growth or Deposit Growth,

v)	Capital structure related, as Capital Ratio or Capital Adequacy, or

vi)	Asset quality related, such as Non-Performing Loan Percentage or Loan Loss Provisions,

all as defined in this AIP or in the Performance Agreement between the Participant and the Company.

e.	Committee: The Compensation Committee of the Board.

f.	Incentive Opportunity Range: The Range of Incentive Opportunity will be from 50% at Threshold performance to 150% at Superior performance, of the Incentive Opportunity Target.

g.	Incentive Opportunity Target: The Incentive Opportunity Target will be a percentage, established by the Committee of the Participant’s base salary at the beginning of the Company’s fiscal year.

h.	Performance Agreement: The annual contract between the Participant and the Company specifying the Measures, Weights, Goals, Reward Opportunities and Terms and Conditions for each year’s incentive program.

i.	Performance Goals (“Goals”): Those objectives, which are required to be achieved to activate distribution of awards under this Plan and include Target, Threshold and Superior performance levels.

j.	Performance Matrix: A table, which contains each year’s Measures, Goals, Weights and Incentive Opportunities, which shall be attached to and made a part of the Participant’s Performance Agreement.

k.	Performance Measures (“Measures”): These include the quantitative measures used to determine the amounts of bonuses paid. Quantitative measures initially include:

i)	Efficiency Ratio: The percentage of total non-interest expenses to total pre-tax income.

ii)	Net Income: The dollar amount of net after-tax earnings of the Company as reported on the audited year-end income statement, with the following adjustments:

(1)	Operating profits of businesses acquired during the year and not included in the annual business plan shall be excluded;

(2)	Operating profits of businesses divested during the period and not included in the annual business plan as divestments or planned divestments will only be included through the date of divestment.

iii)	Return on Average Equity (“ROE”): The percentage of year-end Net Income divided by the average of end-of-quarter total shareholders’ equity for the year.

l.	Performance Weights (Weights”): The relative importance or value of each Measure to the total value of all Measures of 100%.

m.	Plan Participant (“Participant”): The CEO and CFO and other executives of the Company who are designated from time to time by the Committee.

n.	Plan Year: A calendar year, the same as the Company’s fiscal year.

IV.	How the Plan Works

a.	Establishing the Performance Matrix: The AIP follows an annual, fiscal-year cycle. The cycle begins with the determination of annual business goals based on the strategic plan. During the annual budgeting process, the CEO recommends Measures, Goals and Weights to the Committee. The Committee approves the Target, Threshold and Superior Performance Goals, as well as Measures and Weights. These are then converted to the Performance Matrix and made a part of the Performance Agreement with the Participant.

b.	Individual Awards: The incentive award or payout to each Participant is based on Company performance for each Measure.

i)	The Incentive Opportunity Target for each Measure is the product of (x) the Measure’s Weight percentage, (y) the Participant’s total Incentive Opportunity Target percentage, and (z) the Participant’s annual gross base salary on the first day of the Plan Year. The Incentive Opportunity Range is 50% of Target for Threshold performance and 150% of Target for Superior performance.

ii)	The Committee may establish a minimum level of Net Income performance below which no Measures are rewarded, regardless of how well the Measure is performed. For example, if Net Income falls below the minimum requirement (which would normally be below the Threshold Goal), but Efficiency Ratio was achieved at Target, there would be no reward for Efficiency Ratio performance.

iii)	Other than in the circumstance of Net Income performance being below minimum, each Measure is calculated independently. If performance falls between Threshold and Superior, that level is interpolated and applied to the Incentive Opportunity Range. This calculation determines the dollar value of the award for that measure to the Participant.

iv)	Performance below the Threshold Goal for a specific Measure results in no award for that Measure. The award for performance above the Superior Goal, is limited to the Superior incentive amount for that Measure.

v)	The Committee in its sole discretion reserves the right to reduce the actual incentive award below the amount calculated on the above formulas.

c.	Incentive Distributions: Incentive awards will be distributed after the final, but may be unaudited results have been approved by the Board and publicly announced, but no later than 74 days after the end of the fiscal year.

V.	Effect of Change in Employment Status

a.	Voluntary Resignation: If a Participant resigns from the Company during a Plan Year, the Company will use its discretion as to whether the Participant loses eligibility for any potential award related to that year. If a Participant resigns after a Plan Year but before the award distribution for that year, the Company will use its discretion as to whether the Participant shall be entitled to receive an incentive award.

b.	Involuntary Termination for Cause: If a Participant is terminated by the Company for Cause as defined in the Participant’s employment or severance agreement, the Participant loses eligibility for any potential award related to that year.

c.	Involuntary Termination without Cause: If a Participant is terminated by the Company without Cause, the Participant may be entitled to a portion of the incentive award for the number of full quarters of participation, as calculated after the end of the fiscal year.

d.	New Participant or Other Status Change, including Death, Disability, Retirement and Leave of Absence: Pro-rated bonus awards shall be considered for the number of full quarters of participation for all other employment status changes.

VI.	Plan Administration

a.	Authorities: The AIP shall be administered by the Committee. The AIP may be altered or discontinued at any time during or following a Plan Year, with the approval of the full Board. The decisions of the Committee with respect to any issues concerning individuals selected for participation, the amount, terms, form and time of payment of awards, and interpretation of any Plan guidelines or requirements shall be final and binding.

b.	Employment Rights: The receipt of an award or the entry into a Performance Agreement shall not give a Participant any right to continued employment, and the right and power to dismiss any employee is specifically reserved to the Company. The receipt of an award shall not entitle a Participant to an award with respect to any subsequent Plan Year.

c.	Delegation: The Committee may delegate certain administrative responsibilities to the CEO except that:

i)	The Committee must approve any actions affecting the CEO and CFO;

ii)	The Committee shall approve Company incentive Goals within the first quarter of the Plan Year; and

iii)	The Committee shall approve all definitions and terms for financial Measures.

d.	Governing Law: Except to the extent pre-empted under federal law, the provisions of the Plan shall be construed, administered, and enforced in accordance with the domestic internal law of the Commonwealth of Pennsylvania.